UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 11, 2002

Pegasystems Inc.

(Exact name of registrant as specified in its charter)

Massachusetts

(State of incorporation or organization)

1-11859	04-2787865
(Commission File Number)	(I.R.S. Employer Identification No.)

101 Main Street, Cambridge, MA 02142-1590

(Address of Principal Executive Office) (Zip Code)

Registrant’s telephone number, including area code: (617) 374-9600

Item 5.    Other Events.

Pegasystems Inc. (the “Registrant”) has adopted amendments to the Registrant’s insider trading policy to permit its officers, directors and certain other insiders to enter into trading plans or arrangements to systematically sell shares of the Registrant’s common stock in compliance with Rule 10b5-1 promulgated under the Securities Exchange Act of 1934, as amended. Pursuant to these amendments and Rule 10b5-1(c), Mr. Michael Pyle, Senior Vice President of Product Development for the Registrant, adopted a written plan on December 11, 2002 relating to future sales of the Registrant’s common stock. The Registrant anticipates that, as permitted by the Registrant’s insider trading policy and Rule 10b5-1, other officers, directors and insiders may establish trading plans or arrangements at some date in the future.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEGASYSTEMS INC.

Date: December 16, 2002	By: /s/ Alan Trefler
      Alan Trefler
      Chairman and Chief Executive Officer

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